                                                                    Exhibit 4-9A

                            FIRST AMENDMENT AGREEMENT


         FIRST AMENDMENT AGREEMENT dated as of September 1, 1993 amending that certain Credit Agreement dated as of August 1, 1991 (the "Agreement) between NEW JERSEY RESOURCES CORPORATION (the "Company") and J.P. MORGAN DELAWARE ("The "Bank").

                              W I T N E S S E T H :

         WHEREAS, Company and Bank are parties to the Agreement; and

         WHEREAS, Company and Bank wish to amend the Agreement in certain respects:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Definitions. Except as otherwise specified herein, capitalized terms used herein and defined in the Agreement shall have the respective meanings ascribed thereto in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the effective date hereof refer to the Agreement as amended hereby.

         2. Amendment. The Agreement is hereby amended as follows:

         (A) the definition of "Termination Date" in Section 1.1 is amended by deleting the date "July 31, 1994" and inserting the date "October 1, 1995" in its place; and

         (B) the definition of "Commitment" in Section 2.1 is amended by deleting the figure "$20,000,000" and inserting the figure "$25,000,000" in its place.

         3. Representations. Borrower hereby represents and warrants to Bank that:

         (A) the representations set forth in Section 5 of the Agreement are true and correct in all respects as if made on the date hereof and as if each reference therein to the Agreement were a reference to the Agreement as amended by this First Amendment Agreement;

         (B) no Event of Default specified in Section 7 of the Agreement has occurred and is continuing; and

         (C) the making and performance by the Company of this First Amendment Agreement have been duly authorized by all necessary corporate action.

         4.       Miscellaneous.

         (A) Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect.

         (B) The provisions of Section 2 of this First Amendment Agreement are hereby incorporated into and made a part of the Agreement as if fully set forth therein.

         (C) This First Amendment Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this First Amendment Agreement by signing any such counterpart.

         (D) This First Amendment Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


NEW JERSEY RESOURCES CORPORATION        J.P. MORGAN DELAWARE



By /s/ Glenn C. Lockwood                   By /s/ Philip S. Detjens
-------------------------                  -------------------------
Title: AVP & Controller                    Title: Vice President

Exhibit A .....................................   Note

Exhibit B ........................  Opinion of Counsel
                                      For the Borrower

Exhibit C .............................   Subsidiaries

Exhibit D ...........................   Existing Liens

Exhibit E ...........................    Existing Debt

                                                                       EXHIBIT A


                                      NOTE


U.S. $20,000,000                                              August 1, 1991

                                                              New York, New York


        FOR VALUE RECEIVED, NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the "Borrower"), hereby unconditionally promises to pay to the order of J. P. MORGAN DELAWARE (the "Bank") for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement.

        All such payments of principal and interest shall be made in lawful money of the United States of America in Federal or other immediately available funds at the office of the Bank located at 902 Market Street, Wilmington, Delaware 19801.

        All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

        This note is the Note referred to in the Credit Agreement dated as of August 1, 1991, between the Borrower and the Bank (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                          NEW JERSEY RESOURCES CORPORATION


                                          By:  /s/ Laurence M. Downes
                                               ----------------------------
                                               Title:  Senior Vice President

                         LOANS AND PAYMENTS OF PRINCIPAL

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        Date                Amount of              Type of              Amount of             Maturity              Notation
                              Loan                  Loan                Principal               Date                 Made By
                                                                         Repaid
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